As filed with the Securities and Exchange Commission on January 7, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AbitibiBowater Inc.

(Exact name of Registrant as specified in its charter)

Delaware	98-0526415
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1155 Metcalfe Street, Suite 800

Montreal, Quebec

Canada H3B 5H2

(514) 875-2160

(Address, including zip code, of principal executive offices)

AbitibiBowater Inc. 2010 Equity Incentive Plan

(Full title of the plan)

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

(866) 809-1134

(Name of agent, including area code, for service)

COPIES TO:

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec Canada H3B 5H2 (514) 875-2160 Attention: Jacques P. Vachon	Seyfarth Shaw LLP 131 South Dearborn Suite 2400 Chicago, Illinois 60603 (312) 460-5000 Attention: Ameena Majid

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $.001 per share	9,020,960 shares	$23.12 (2)	$208,564,595 (2)	$24,214

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act based on the average of the high and low prices for the registrant’s common stock as reported on the New York Stock Exchange on January 4, 2011.

EXPLANATORY NOTE

Except as the context otherwise requires, references to “we,” “our,” “us,” “AbitibiBowater” and the “Company” are to AbitibiBowater Inc. and its consolidated subsidiaries.

We have prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register the issuance and sale of up to 9,020,960 shares of our common stock, par value $.001 per share, which we refer to as the common stock, that are reserved for issuance in respect of grants made or upon exercise of options granted under the AbitibiBowater Inc. 2010 Equity Incentive Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “SEC”), but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Company Information and Employee Plan Annual Information.

We will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Those documents are incorporated by reference in the Section 10(a) prospectus. We will also furnish without charge to each person to whom the prospectus is delivered, upon written or oral request, all other documents required to be delivered to employees pursuant to
Rule 428(b). Requests should be directed to AbitibiBowater Inc., 1155 Metcalfe Street, Suite 800, Montreal, Quebec, Canada H3B 5H2, Attention: Chief Legal Officer; Telephone number (514) 875-2160.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed with the SEC by us are incorporated by reference in this Registration Statement:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on March 31, 2010;

2.	Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009 filed with the SEC on April 30, 2010;

3.	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, as filed with the SEC on May 20, 2010, August 16, 2010 and November 15, 2010, respectively;

4.	Our Current Reports on Form 8-K, as filed with the SEC on January 8, 2010, January 27, 2010, February 4, 2010, February 8, 2010, February 25, 2010, March 3, 2010, March 4, 2010, April 1, 2010, April 6, 2010, April 16, 2010, May 5, 2010, May 11, 2010, May 28, 2010, June 8, 2010, June 17, 2010, July 7, 2010, July 26, 2010, August 5, 2010, August 30, 2010, September 8, 2010, September 20, 2010, October 7, 2010, October 8, 201, October 19, 2010, November 5, 2010, November 12, 2010, November 30, 2010, December 7, 2010, December 15, 2010, December 16, 2010 and December 30, 2010; and

5.	The description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on December 9, 2010.

In addition, all reports and documents filed with the SEC by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law for unlawful payment of dividends or stock purchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit. The Company’s restated certificate of incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such an exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law.

Under Delaware law, a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the Board of Directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by the Company’s restated certificate of incorporation or by-laws, a vote of stockholders or disinterested directors, agreement or otherwise.

Under the Delaware General Corporation Law, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person is prohibited from being indemnified. The Company’s restated certificate of incorporation and bylaws provide for the indemnification and advancement of expenses to the fullest extent permitted by law of any individual made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company or is or was a director or officer of the Company serving any other enterprise at the request of the Company. However, the Company will not indemnify a director or officer who commences any proceeding (except for proceedings to enforce rights of indemnification), unless the commencement of that proceeding was authorized or consented to by the Board of Directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibits

3.1	Third Amended and Restated Certificate of Incorporation of AbitibiBowater Inc. (incorporated by reference to Exhibit 3(i) to the Company’s Form 8-A filed on December 9, 2010).

3.2	Second Amended and Restated By-laws of AbitibiBowater Inc. (incorporated by reference to Exhibit 3(ii) to the Company’s Form 8-A filed on December 9, 2010).

5.1	Opinion of Counsel regarding the legality of the securities being registered.

10.1	AbitibiBowater Inc. 2010 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on November 30, 2010).

10.2	AbitibiBowater Inc. 2010 Equity Incentive Plan Form of Restricted Stock Unit Agreement.

10.3	AbitibiBowater Inc. 2010 Equity Incentive Plan Form of Director Stock Option Agreement.

10.4	AbitibiBowater Inc. 2010 Equity Incentive Plan Form of Employee Stock Option Agreement.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney.

Item 9.	Undertakings

(a)	The undersigned registrant hereby undertakes:

1.	To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that, paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada, on January 7, 2011.

ABITIBIBOWATER INC.

By:	/S/ RICHARD GARNEAU
Name:	Richard Garneau
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/S/ RICHARD GARNEAU Richard Garneau	President, Chief Executive Officer and Director (Principal Executive Officer)	January 7, 2011

/S/ WILLIAM G. HARVEY William G. Harvey	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 7, 2011

/S/ JOSEPH B. JOHNSON Joseph B. Johnson	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	January 7, 2011

* Richard B. Evans	Chairman of the Board	January 7, 2011

* Pierre Dupuis	Director	January 7, 2011

* Richard D. Falconer	Director	January 7, 2011

* Jeff Hearn	Director	January 7, 2011

* Sarah Nash	Director	January 7, 2011

* Signed by William G. Harvey, attorney-in-fact

* Alain Rhéaume	Director	January 7, 2011

* Paul C. Rivett	Director	January 7, 2011

* Michael Rousseau	Director	January 7, 2011

* David H. Wilkins	Director	January 7, 2011

* Signed by William G. Harvey, attorney-in-fact

INDEX TO EXHIBITS

Exhibits

3.1	Third Amended and Restated Certificate of Incorporation of AbitibiBowater Inc. (incorporated by reference to Exhibit 3(i) to the Company’s Form 8-A filed on December 9, 2010).

3.2	Second Amended and Restated By-laws of AbitibiBowater Inc. (incorporated by reference to Exhibit 3(ii) to the Company’s Form 8-A filed on December 9, 2010).

5.1	Opinion of Counsel regarding the legality of the securities being registered.

10.1	AbitibiBowater Inc. 2010 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on November 30, 2010).

10.2	AbitibiBowater Inc. 2010 Equity Incentive Plan Form of Restricted Stock Unit Agreement.

10.3	AbitibiBowater Inc. 2010 Equity Incentive Plan Form of Director Stock Option Agreement.

10.4	AbitibiBowater Inc. 2010 Equity Incentive Plan Form of Employee Stock Option Agreement.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney.